UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2017

Date of Report (Date of earliest event reported)

TiVo Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

Two Circle Star Way

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

United States International Trade Commission Recommendation

On June 12, 2017, TiVo Corporation (“we” or the “Company”) received the recommendation of the Administrative Law Judge (“ALJ”) of the International Trade Commission. We are very pleased that the International Trade Commission ALJ has recommended an exclusion order and cease and desist orders against Comcast, Arris and Technicolor based on his previous findings in the initial determination issued on May 26, 2017. We look forward to the full Commission adopting this recommendation as part of its final determination in the case later this year. The Company is also pleased that as part of the initial determination, none of the six asserted patents was found patent ineligible under the Alice test and five of those patents were found to be valid on all other grounds by the ALJ. We remain hopeful that Comcast will enter into the necessary licenses for our patent portfolios. However, until that happens, remedies such as the one recommended by the ALJ in this matter will help ensure that our valuable intellectual property is not used without the proper authorization and that Comcast maintains an even playing field with the rest of the major U.S. Pay-TV providers, who have all taken out proper licenses to our innovation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation (Registrant)

Date:	By:	/s/ Pamela Sergeeff
June 13, 2017		Pamela Sergeeff
Executive Vice President & General Counsel